UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 of the

Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 29, 1998


           Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)



        Illinois         0-24776                 Not Applicable
        (State of        (Commission             (IRS Employer
        Organization)    File Number)            Identification No.)

c/o SRFG, Inc.
3711 Kennett Pike
Greenville,
Delaware                                   19807
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including area code: (302) 888-3176 Former name or former address, if changed since last report: Not
Applicable


Item 5.         Other Events

 Pursuant to Section 2.08 of the Pooling and Servicing Agreement dated July 31, 1994, as amended, (the "Pooling and Servicing Agreement") establishing the Sears Credit Account Master Trust II (the "Trust"), SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) (the "Seller" under the Pooling and Servicing Agreement) designated, as of June 29, 1998, additional credit accounts ("Additional Accounts") to be included in the Trust as Accounts.

The aggregate amount of Receivables billed to the Additional Accounts as of the first day of the Due Period ending in June 1998 was $1,893,162,367.18. After giving effect to the inclusion of the Additional Accounts, the aggregate amount of Receivables in the Trust as of the beginning of such Due Period was $11,281,982,989.77.

Item 7.         Financial Statements, Pro Forma Financial Information and
Exhibits

Exhibit 99 Assignment of Additional Accounts No. 8 dated as of June 29, 1998, by SRFG to The First National Bank of Chicago, a national banking association (the "Trustee").


        SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Sears Credit Account  Master Trust II
                                            (Registrant)


                                         By:     SRFG, Inc.
                                                 (Originator of the Trust)




Date: July 13, 1998                      By:     \s\ George F. Slook
                                                 George F. Slook
                                                 President and CEO


EXHIBIT INDEX

Exhibit 99 Assignment of Additional Accounts No. 8 dated as of June 29, 1998, by SRFG to the Trustee.